PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF STOCKHOLDERS OF

D8 HOLDINGS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints David Chu and Donald Tang (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of D8 Holdings Corp. (the “Company”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of stockholders of the Company to be held on [ ] at [ ] Eastern Time virtually, at https://www.cstproxy.com/d8holdingscorp/2021 (the “meeting”), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, signed and dated on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Stockholders to be held on [ ].

This notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at: https://www.cstproxy.com/d8holdingscorp/2021

Please mark vote as indicated in this example X

D8 HOLDINGS CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 8.

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the Agreement and Plan of Merger, dated as of April 15, 2021 (as the same may be amended, the "Merger Agreement"), by and among D8, Snowball Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of D8 ("Merger Sub"), Vicarious Surgical Inc., a Delaware corporation ("Vicarious Surgical") and Adam Sachs, an individual, in his capacity as the Stockholder Representative thereunder (in such capacity, the "Stockholder Representative"), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the "Proposed Transaction"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Vicarious Surgical (the "Merger"), with Vicarious Surgical continuing as the surviving entity of the Merger and becoming a subsidiary of New Vicarious Surgical as described in more detail in the attached proxy statement/prospectus. We refer to this proposal as the "Business Combination Proposal." A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — To consider and vote upon a proposal to approve by way of special resolution, to change the corporate structure and domicile of D8 by way of continuation from an exempted company incorporated in accordance with the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the "Domestication"). The Domestication will be effected immediately prior to the Business Combination by D8 filing a certificate of corporate domestication and the proposed new certificate of incorporation of New Vicarious Surgical (the "Proposed Certificate of Incorporation") with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, D8 will become a Delaware corporation and will change its corporate name to "Vicarious Surgical Inc." (D8 following the Domestication and the Business Combination, "New Vicarious Surgical") and all outstanding securities of D8 will convert to outstanding securities of New Vicarious Surgical, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the "Domestication Proposal."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Stock Issuance Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rules 312.03(c) and (d), the issuance of New Vicarious Surgical Class A Shares to (i) the PIPE Investors pursuant to the PIPE Investment (each as defined in the accompanying proxy statement/prospectus) and (ii) the Vicarious Surgical Stockholders pursuant to the Merger Agreement (the "Stock Issuance Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — Organizational Documents Proposal — To consider and vote upon a proposal to approve by way of special resolution the Proposed Certificate of Incorporation and the proposed new by-laws ("Proposed By-Laws" and, together with the Proposed Certificate of Incorporation, the "Proposed Organizational Documents") of New Vicarious Surgical (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of corporate domestication in accordance with Section 388 of the Delaware General Corporation Law (the "DGCL")), which will be renamed "Vicarious Surgical Inc." in connection with the Business Combination (the "Organizational Documents Proposal"). The form of each of the Proposed Certificate of Incorporation and the Proposed By-Laws is attached to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Advisory Organizational Documents Proposals — To consider and vote upon the following 12 separate proposals (collectively, the "Advisory Organizational Documents Proposals") to approve on an advisory non-binding basis by way of special resolution the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents:

Advisory Organizational Documents Proposal 5A (Authorized Shares) — to authorize the change in the authorized capital stock of D8 from 200,000,000 D8 Class A Ordinary Shares, par value \$0.0001 per share (the "D8 Class A Ordinary Shares"), 20,000,000 D8 Class B Ordinary Shares, par value \$0.0001 per share (the "D8 Class B Ordinary Shares" and, together with the D8 Class A Ordinary Shares, the "D8 Ordinary Shares"), and 1,000,000 preference shares, par value \$0.0001 per share (the "Preference Shares"), to 300,000,000 shares of Class A common stock, par value \$0.0001 per share of New Vicarious Surgical (the "New Vicarious Surgical Class A Stock"), and 22,000,000 shares of Class B common stock, par value \$0.0001 per share of New Vicarious Surgical (the "New Vicarious Surgical Class B Stock", together with the New Vicarious Surgical Class A Stock, the "New Vicarious Surgical Common Stock") and 1,000,000 shares of preferred stock, par value \$0.0001 per share, of New Vicarious Surgical (the "New Vicarious Surgical Preferred Stock") ("Advisory Organizational Documents Proposal 5A").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5B (Dual Class Common Stock Structure) — to authorize a dual class common stock structure pursuant to which holders of New Vicarious Surgical Class A Stock will be entitled to one vote per share and holders of New Vicarious Surgical Class B Stock will be entitled to twenty votes per share on each matter properly submitted to New Vicarious Surgical's stockholders entitled to vote ("Advisory Organizational Documents Proposal 5B").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5C (Sunset Provision for New Vicarious Surgical Class B Stock) — to approve a provision providing that each outstanding share of New Vicarious Surgical Class B Stock shall automatically convert into one share of New Vicarious Surgical Class A Stock upon the first date on which the Vicarious Surgical Founders and Qualified Stockholders (each as defined in the Organizational Documents) collectively cease to beneficially own at least 20% of the number of shares of New Vicarious Surgical Class B Stock collectively held by the Vicarious Surgical Founders and their Permitted Transferees (as defined in the Organizational Documents) as of the Effective Date, and that upon the date that a Vicarious Surgical Founder ceases to provide service to New Vicarious Surgical each share of New Vicarious Surgical Class B Stock held by such Vicarious Surgical Founder or such Vicarious Surgical Founder's Permitted Transferees shall automatically convert into one share of New Vicarious Surgical Class A Stock ("Advisory Organizational Documents Proposal 5C").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5D (Declassification of New Vicarious Surgical Board) — to authorize a declassified board of directors whereby each member of the board of directors of New Vicarious Surgical will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), ("Advisory Organizational Documents Proposal 5D").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5E (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and to authorize adopting the federal district courts of the United States of America as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended ("Advisory Organizational Documents Proposal 5E").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5F (Required Vote to Amend Charter) — to approve provisions providing that the affirmative vote of at least $66^{2/3}\%$ of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required for stockholders to amend, alter, repeal or rescind all or any portion of Article 4(B), Article 5, Article 6, Article 7 or Article 9 of the Proposed Certificate of Incorporation; provided that, for so long as there are shares of New Vicarious Surgical Class B Stock outstanding, New Vicarious Surgical may not, without the prior affirmative vote of the holders of $66^{2/3}\%$ of the New Vicarious Surgical Class B Stock then outstanding in addition to any other vote required by applicable law or the Proposed Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Proposed Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of New Vicarious Surgical Class B Stock or other rights, powers, preferences or privileges thereof; (2) to provide for each share of New Vicarious Surgical Class A Stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of New Vicarious Surgical Class A Stock other than as provided by the Proposed Certificate of Incorporation or required by the DGCL; or (3) to otherwise adversely impact or affect the rights, powers, preferences or privileges of the shares of New Vicarious Surgical Class B Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of New Vicarious Surgical Class A Stock, provided further, so long as any shares of New Vicarious Surgical Class A Stock remain outstanding, New Vicarious Surgical may not, without the prior affirmative vote of the holders of a majority of the outstanding shares of New Vicarious Surgical Class A Stock, voting as a separate class, in addition to any other vote required by applicable law or the Proposed Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Proposed Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of New Vicarious Surgical Class A Stock so as to affect them adversely; or (2) to provide for each share of New Vicarious Surgical Class B Stock to have more than twenty votes per share or any rights to a separate class vote of the holders of shares of New Vicarious Surgical Class B Stock other than as provided by the Proposed Certificate of Incorporation or required by the DGCL ("Advisory Organizational Documents Proposal 5F").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5G (Removal of Directors) — to approve provisions permitting the removal of a director only for cause and only by the affirmative vote of the holders of at least 662/3% of the outstanding shares entitled to vote at an election of directors, voting together as a single class ("Advisory Organizational Documents Proposal 5G").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5H (Required Vote to Amend Bylaws) — to approve provisions providing that the affirmative vote of at least $66^{2/3}\%$ of the voting power of all the then outstanding shares of capital stock entitled to vote at an election of directors, voting as a single class, will be required for stockholders to alter, amend or repeal, in whole or in part, any provision of the Proposed Bylaws or to adopt any provision inconsistent therewith ("Advisory Organizational Documents Proposal 5H").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5I (Special Meetings) — to approve provisions requiring that special meetings may be called only by the New Vicarious Surgical Board (except in the case of any holders of Preferred Stock if applicable) ("Advisory Organizational Documents Proposal 5I").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5J (Written Consent) — to approve provisions that prohibit stockholder action by written consent in lieu of a meeting. ("Advisory Organizational Documents Proposal 5J").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5K (Corporate Opportunity) — to approve provisions providing that New Vicarious Surgical renounces a corporate opportunity that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any non-employee director of New Vicarious Surgical, unless such opportunity is presented to, or acquired, created or developed by, or otherwise comes into the possession of such person expressly and solely in connection with such individual's service as a member of the Board ("Advisory Organizational Documents Proposal 5K").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 5L (Additional Changes) — to provide for certain additional changes, including, among other things, (i) making New Vicarious Surgical's corporate existence perpetual and (ii) removing certain provisions related to D8's status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the D8 Board believes is necessary to adequately address the needs of New Vicarious Surgical after the Business Combination ("Advisory Organizational Documents Proposal 5L").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The New Vicarious Surgical Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution the New Vicarious Surgical Equity Incentive Plan (the "New Vicarious Surgical Equity Incentive Plan Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Director Election Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the election of nine individuals named below to serve as directors on the New Vicarious Surgical board of directors until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified (the "Director Election Proposal").

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

1. Donald Tang	6. Adam Sachs
2. David Ho	7. Sammy Khalifa
3. Samir Kaul	8. Ric Fulop
4. Dror Berman	9. Philip Liang
5. David Styka	

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name of the nominees on the line below.

____

Proposal No. 8 — The Shareholder Adjournment Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the "Shareholder Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2021

____

Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 8. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.